Exhibit 4(a)



                                 $1,353,750,000

                           FIVE-YEAR CREDIT AGREEMENT

                                   dated as of

                                November 30, 2000

                                      among

                                 USX Corporation

                  The Co-Agents and Other Lenders Party Hereto

                             Bank of America, N.A.,
                              as Syndication Agent

                                 Citibank, N.A.,
                           The Bank of Nova Scotia and
                                 Commerzbank AG,
                             as Documentation Agents
                                       and

                  Morgan Guaranty Trust Company of New York,
                            as Administrative Agent

             _____________________________________________________

                         J.P. Morgan Securities Inc.,
                             Chase Securities Inc.

                                      and

                        Banc of America Securities LLC,
                    Joint Bookrunners and Co-Lead Arrangers

                                           Article 1
                                          Definitions

Section 1.01.  Definitions................................................................      1
Section 1.02.  Accounting Terms And Determinations........................................     10
Section 1.03.  Classes And Types Of Borrowings............................................     10

                                           Article 2
                                          The Credits

Section 2.01.  Commitments To Lend........................................................     11
Section 2.02.  Notice Of Committed Borrowing..............................................     11
Section 2.03.  Money Market Borrowings....................................................     12
Section 2.04.  Notice To Lenders; Funding Of Loans........................................     15
Section 2.05.  Notes......................................................................     16
Section 2.06.  Maturity Of Loans..........................................................     17
Section 2.07.  Interest Rates.............................................................     17
Section 2.08.  Method of Electing Interest Rates..........................................     19
Section 2.09.  Fees.......................................................................     20
Section 2.10.  Termination Or Reduction of Commitments....................................     21
Section 2.11.  Optional Prepayments.......................................................     21
Section 2.12.  General Provisions as to Payments..........................................     21
Section 2.13.  Funding Losses.............................................................     22
Section 2.14.  Computation of Interest and Fees...........................................     23
Section 2.15.  Letters of Credit..........................................................     23
Section 2.16.  Stop Issuance Notice.......................................................     27
Section 2.17.  Change of Control..........................................................     27
Section 2.18.  Optional Increase in Commitments...........................................     29

                                           Article 3
                                           Conditions

Section 3.01.  Effectiveness..............................................................     30
Section 3.02.  Borrowings and Issuances of Letters of Credit..............................     31
Section 3.03.  Existing Credit Agreement..................................................     31

                                           Article 4
                                 Representations And Warranties

Section 4.01.  Corporate Existence and Power..............................................     31
Section 4.02.  Corporate and Governmental Authorization; Contravention....................     32
Section 4.03.  Binding Effect.............................................................     32
Section 4.04.  Financial Information......................................................     32
Section 4.05.  Litigation.................................................................     32
Section 4.06.  Environmental Matters......................................................     33

Section 4.07.  Taxes......................................................................     33
Section 4.08.  Compliance with Laws.......................................................     33
Section 4.09.  Marathon...................................................................     33

                                           Article 5
                                           Covenants

Section 5.01.  Information................................................................     34
Section 5.02.  Consolidations and Mergers.................................................     35
Section 5.03.  Use of Proceeds............................................................     36
Section 5.04.  Negative Pledge............................................................     36
Section 5.05.  Sale and Leaseback.........................................................     38

                                           Article 6
                                            Defaults

Section 6.01.  Events of Default..........................................................     39
Section 6.02.  Notice of Default..........................................................     41
Section 6.03.  Cash Cover.................................................................     41

                                           Article 7
                                           The Agents

Section 7.01.  Appointment and Authorization..............................................     41
Section 7.02.  Agents and Affiliates......................................................     41
Section 7.03.  Action by Administrative Agent.............................................     41
Section 7.04.  Consultation with Experts..................................................     42
Section 7.05.  Liability of Agents........................................................     42
Section 7.06.  Indemnification............................................................     42
Section 7.07.  Credit Decision............................................................     43
Section 7.08.  Successor Administrative Agent.............................................     43
Section 7.09.  Administrative Agent's Fee.................................................     43
Section 7.10.  Other Agents...............................................................     43

                                           Article 8
                                    Change in Circumstances

Section 8.01.  Basis for Determining Interest Rate Inadequate or Unfair...................     43
Section 8.02.  Illegality.................................................................     44
Section 8.03.  Increased Cost and Reduced Return..........................................     45
Section 8.04.  Base Rate Loans Substituted for Affected Fixed Rate Loans..................     48
Section 8.05.  Substitution of Lender.....................................................     48
Section 8.06.  Notice Mandatory...........................................................     48

                                           Article 9
                                         Miscellaneous

Section 9.01.  Notices....................................................................     49
Section 9.02.  No Waivers.................................................................     49
Section 9.03.  Expenses; Indemnification..................................................     49
Section 9.04.  Sharing....................................................................     50
Section 9.05.  Amendments and Waivers.....................................................     50
Section 9.06.  Successors and Assigns.....................................................     51
Section 9.07.  Designated Lenders.........................................................     53
Section 9.08.  No Reliance on Margin Stock................................................     54
Section 9.09.  Governing Law..............................................................     54
Section 9.10.  Counterparts; Integration..................................................     54
Section 9.11.  WAIVER OF JURY TRIAL.......................................................     55

COMMITMENT SCHEDULE
PRICING SCHEDULE


EXHIBIT A  -   NOTE
EXHIBIT B  -   FORM OF MONEY MARKET QUOTE REQUEST
EXHIBIT C  -   FORM OF INVITATION FOR MONEY MARKET
                 QUOTES
EXHIBIT D  -   FORM OF MONEY MARKET QUOTE
EXHIBIT E  -   OPINION OF COUNSEL FOR THE BORROWER
EXHIBIT F  -   OPINION OF DAVIS POLK & WARDWELL, SPECIAL
                 COUNSEL FOR THE ADMINISTRATIVE AGENT
EXHIBIT G  -   ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT H  -   DESIGNATION AGREEMENT

     AGREEMENT dated as of November 30, 2000 among USX CORPORATION, the CO-AGENTS and other LENDERS party hereto, BANK OF AMERICA, N.A., as Syndication Agent, CITIBANK, N.A., THE BANK OF NOVA SCOTIA and COMMERZBANK AG as Documentation Agents and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

     The parties hereto agree as follows:

                                   ARTICLE 1
                                  Definitions

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

     "Administrative Agent" means Morgan Guaranty Trust Company of New York, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

     "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent, completed by such Lender and returned to the Administrative Agent (with a copy to the Borrower).

     "Agents" means the Administrative Agent, the Documentation Agents and the Syndication Agent.

     "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

     "Approved Fund" means any Fund that is administered or managed by (i) a Lender, (ii) an affiliate of a Lender or (iii) an entity or an affiliate of an entity that administers or manages a Lender.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means a Committed Loan that bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the last sentence of Section 2.08(a) or Article 8.

     "Borrower" means USX Corporation, a Delaware corporation, and its successors.

     "Borrower's 1999 Form 10-K" means the Borrower's annual report on Form 10-K for 1999, as filed with the SEC pursuant to the Exchange Act.

     "Borrowing" has the meaning specified in Section 1.03.

     "Change of Control" has the meaning set forth in Section 2.17(a).

     "Class" refers to the determination whether a Loan is a Committed Loan or a Money Market Loan.

     "Closing Date" means the date on or after the Effective Date on which all of the conditions specified in Section 3.01 shall have been satisfied.

     "Co-Agent" means each Lender designated as a Co-Agent on the signature pages hereof.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Commitment" means (i) with respect to each Lender listed on the Commitment Schedule, the amount set forth opposite such Lender's name on the Commitment Schedule, (ii) with respect to any financial institution which becomes a Lender pursuant to Section 2.18, the amount of the Commitment thereby assumed by it and
(iii) with respect to any assignee which becomes a Lender pursuant to Section 9.06(b), the amount of the transferor Lender's Commitment assigned to it pursuant to Section 9.06(b), in each case as such amount may be changed from time to time pursuant to Section 2.10, 2.18 or 9.06(b); provided that, if the context so requires, the term "Commitment" means the obligation of a Lender to extend credit up to such amount to the Borrower hereunder.

     "Commitment Schedule" means the Commitment Schedule attached hereto.

     "Committed Loan" means a loan made by a Lender pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "Credit Exposure" means, with respect to any Lender at any time, (i) the amount of its Commitment (whether used or unused) at such time or (ii) if the Commitments have terminated in their entirety, the sum of the aggregate outstanding principal amount of its Loans at such time plus the aggregate amount of its Letter of Credit Liabilities at such time.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Designated Lender" means, with respect to any Designating Lender, an Approved Fund designated by it pursuant to Section 9.07(a) as a Designated Lender for purposes of this Agreement.

     "Designating Lender" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 9.07(a).

     "Documentation Agent" means each of Citibank, N.A., The Bank of Nova Scotia and Commerzbank AG, in its capacity as a documentation agent in connection with the credit facility provided under this Agreement.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

     "Effective Date" means the date the Commitments become effective in accordance with Section 3.01.

     "Eligible Assignee" means (i) a Lender; (ii) an affiliate of a Lender;
(iii) an Approved Fund; and (iv) any other Person (other than a natural Person) approved by the Administrative Agent, the Issuing Banks and, unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed). If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in paragraph (b)(i) of Section 9.06), the Borrower shall be deemed to have given its consent five Domestic Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) and receipt thereof has been acknowledged by the Borrower, unless such consent is expressly refused by the Borrower prior to such fifth Domestic Business Day.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "Euro-Dollar Loan" means a Committed Loan that bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

     "Euro-Dollar Margin" has the meaning specified in the Pricing Schedule.

     "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.07(b) on the basis of a London Interbank Offered Rate.

     "Events of Default" has the meaning specified in Section 6.01.

     "Existing Credit Agreement" means the $2,325,000,000 Credit Agreement dated as of August 18, 1994 among the Borrower, the co-agents and other banks parties thereto, The Chase Manhattan Bank (successor to Chemical Bank), as managing agent, and Morgan Guaranty Trust Company of New York, as agent, as amended to the Effective Date.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "Fixed Rate Loans" means Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Prime Rate pursuant to Section 8.01) or any combination of the foregoing.

     "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Group of Loans" means, at any time, a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Committed Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "Indemnitee" has the meaning specified in Section 9.03(b).

     "Interest Period" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in such notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day in a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

     (2) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03(b); provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day in a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and

     (3) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 15 days) as the Borrower may elect in accordance with Section 2.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

     "Issuing Bank" means The Chase Manhattan Bank and any other Lender that may agree to issue letters of credit hereunder pursuant to an instrument in form satisfactory to the Administration Agent, in each case as issuer of a letter of credit hereunder.

     "Lender" means (i) each bank or other institution listed on the Commitment Schedule, (ii) each financial institution which becomes a Lender pursuant to
Section 2.18, (iii) each assignee which becomes a Lender pursuant to Section 9.06(b) and (iv) their respective successors.

     "Lender Parties" means the Lenders, the Issuing Banks and the Agents.

     "Letter of Credit" means a letter of credit to be issued hereunder by an Issuing Bank.

     "Letter of Credit Liabilities" means, for any Lender and at any time, such Lender's ratable participation in the sum of (x) the aggregate amount then owing by the Borrower in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.

     "Letter of Credit Termination Date" means the tenth Domestic Business Day prior to the Termination Date.

     "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to
Section 2.03.

     "Loan" means a Committed Loan or a Money Market Loan and "Loans" means Committed Loans or Money Market Loans or any combination of the foregoing.

     "London Interbank Offered Rate" has the meaning specified in Section
2.07(b).

     "Material Plan" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

     "Money Market Absolute Rate" has the meaning specified in Section 2.03(d).

     "Money Market Absolute Rate Loan" means a loan made or to be made by a Lender pursuant to an Absolute Rate Auction.

     "Money Market Lending Office" means, as to each Lender, its Domestic Lending Office or such other office, branch or affiliate of such Lender as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Lender may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Lender shall be deemed to refer to either or both of such offices, as the context may require.

     "Money Market LIBOR Loan" means a loan made or to be made by a Lender pursuant to a LIBOR Auction (including any such loan bearing interest at the Prime Rate pursuant to Section 8.01).

     "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

     "Money Market Margin" has the meaning specified in Section 2.03(d)(ii)(C).

     "Money Market Quote" means an offer by a Lender to make a Money Market Loan in accordance with Section 2.03.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" has the meaning set forth in Section 5.04.

     "Multiemployer Plan" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the Borrower's obligation to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

     "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

     "Notice of Interest Rate Election" has the meaning specified in Section 2.08(a).

     "Notice of Issuance" has the meaning set forth in Section 2.15(b).

     "Outstanding Committed Amount" means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of its Committed Loans plus the aggregate amount of its Letter of Credit Liabilities at such time, determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 9.06(b).

     "Parent" means, with respect to any Lender, any Person controlling such Lender.

     "Participant" has the meaning specified in Section 9.06(d).

     "Payment Date" has the meaning specified in Section 2.15(c).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Percentage" means, with respect to any Lender at any time, the percentage which the amount of its Commitment at such time represents of the aggregate amount of all the Commitments at such time. At any time after the Commitments shall have terminated, the term "Percentage" shall refer to a Lender's Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 9.06(b).

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Pricing Schedule" means the Pricing Schedule attached hereto.

     "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "Quarterly Payment Dates" means each March 31, June 30, September 30, and December 31.

     "Reference Banks" means the principal London offices (or any successor offices) of The Bank of Nova Scotia, PNC Bank, National Association and Morgan Guaranty Trust Company of New York.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Reimbursement Obligation" has the meaning specified in Section 2.15(c).

     "Related Agreement" means the 364-Day Credit Agreement of even date herewith among the same initial parties as this Agreement, as amended, extended, renewed or replaced from time to time.

     "Required Lenders" means, at any time, Lenders having at least 67% in aggregate amount of the Credit Exposures at such time.

     "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "Stop Issuance Notice" has the meaning specified in Section 2.16.

     "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

     "Syndication Agent" means Bank of America, N.A., in its capacity as syndication agent in connection with the credit facility provided under this Agreement.

     "Termination Date" means November 30, 2005 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "Total Outstanding Amount" means, at any time, the sum of (i) the aggregate outstanding principal amount of the Loans (including both Committed Loans and Money Market Loans) determined at such time after giving effect, if one or more Loans are being made at such time, to any substantially concurrent application of the proceeds thereof to repay one or more other Loans plus (ii) the aggregate amount of the Letter of Credit Liabilities of all Lenders at such time.

     "Type" refers to the determination whether a Committed Loan is a Base Rate Loan or a Euro-Dollar Loan or whether a Money Market Loan is a Money Market Absolute Rate Loan or a Money Market LIBOR Loan.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "Voting Power" has the meaning set forth in Section 2.17(a).

     "Voting Stock" has the meaning set forth in Section 2.17(a).

     Section 1.02. Accounting Terms And Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower delivered to the Administrative Agent.

     Section 1.03. Classes And Types Of Borrowings. The term "Borrowing" denotes the aggregation of Loans of the same Type and Class of one or more Lenders to be made to the Borrower pursuant to Article 2 on a single date and for a single initial Interest Period. Borrowings are classified for purposes of this Agreement by reference to either or both the Class and Type of Loans comprising such Borrowing (e.g., a Euro-Dollar Borrowing is a Borrowing comprised of Euro-Dollar Loans while a Committed Borrowing is a Borrowing comprised of Committed Loans).

                                   ARTICLE 2
                                  The Credits

     Section 2.01. Commitments To Lend. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Revolving Credit Period; provided that, immediately after each such loan is made:

             (i) such Lender's Outstanding Committed Amount shall not exceed its Commitment; and

             (ii) the Total Outstanding Amount shall not exceed the aggregate amount of the Commitments.

Each Borrowing under this Section shall be in an aggregate principal amount of $50,000,000 or any larger integral multiple of $10,000,000 (except that any such Borrowing may be in the aggregate amount available within the limitations in the foregoing proviso) and shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, prepay Loans to the extent permitted by
Section 2.11 and reborrow at any time during the Revolving Credit Period under this Section.

     Section 2.02. Notice Of Committed Borrowing. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (y) the date of each Base Rate Borrowing and
(z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

     (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

     (b)  the aggregate amount of such Borrowing;

     (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate; and

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     (d)  in the case of a Euro-Dollar Borrowing, the duration of the initial
Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     Section 2.03. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Lenders to make offers to make Money Market Loans to the Borrower from time to time during the Revolving Credit Period. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received not later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day before the date of Borrowing proposed therein, in the case of a LIBOR Auction or
(y) the Domestic Business Day immediately before the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

          (ii) the aggregate amount of such Borrowing, which shall be $50,000,000 or a larger integral multiple of $10,000,000,

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

     (c) Invitation for Money Market Quotes. Promptly after receiving a Money Market Quote Request, the Administrative Agent shall send to each of the Lenders which shall have notified the Administrative Agent of its desire to

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receive the same an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Lender to submit Money Market Quotes offering to make the Money Market
Loans to which such Money Market Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Money Market Quotes. (i) Each Lender to which an Invitation for Money Market Quotes is sent may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this Section 2.03(d) and must be submitted to the Administrative Agent by telex or facsimile at its address specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour before the deadline for the other Lenders, in the case of a LIBOR Auction or (y) 15 minutes before the deadline for the other Lenders, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall not be revocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

          (ii) Each Money Market Quote shall be substantially in the form of Exhibit D hereto and shall in any case specify:

               (A)  the proposed date of Borrowing;

               (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be $5,000,000 or a larger integral multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Lender may be accepted;

               (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the

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          "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate;

               (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan; and

               (E)  the identity of the quoting Lender.

A Money Market Quote may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii) Any Money Market Quote shall be disregarded if it:


               (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection 2.03(d)(ii) above;

               (B) contains qualifying, conditional or similar language (except as contemplated by subsection (d)(ii)(B)(z);

               (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes (except as contemplated by subsection (d)(ii)(B)(z); or

               (D)  arrives after the time set forth in subsection 2.03(d)(i).

     (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms of (i) any Money Market Quote submitted by a Lender that is in accordance with Section 2.03(d) and (ii) any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Lender with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

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     (f)  Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York
City time) on (x) the third Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to Section 2.03(e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

             (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

             (ii) the principal amount of each Money Market Borrowing must be $50,000,000 or a larger integral multiple of $10,000,000;

             (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be;

             (iv) the Borrower may not accept any offer that is described in subsection 2.03(d)(iii) or that otherwise fails to comply with the requirements of this Agreement; and

             (v) immediately after such Money Market Borrowing is made, the Total Outstanding Amount shall not exceed the aggregate amount of the Commitments.

     (g) Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in integral multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     Section 2.04. Notice To Lenders; Funding Of Loans. (a) Promptly after receiving a Notice of Borrowing, the Administrative Agent shall notify each Lender of the contents thereof and of such Lender's share (if any) of such

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Borrowing and such Notice of Borrowing shall not thereafter be revocable by the
Borrower.

     (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Lender participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

     (c) Unless the Administrative Agent shall have received notice from a Lender before the date of any Borrowing (or, in the case of a Base Rate Borrowing, prior to 12:00 Noon (New York City time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.04(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and, if such Lender shall not have done so within five Domestic Business Days of demand therefor by the Administrative Agent, then the Borrower, each agrees to pay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) if such amount is repaid by the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to such Borrowing pursuant to Section 2.07 and (ii) if such amount is repaid by such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, the Borrower shall not be required to repay such amount and the amount so repaid by such Lender shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement. Nothing in this subsection (c) shall relieve any Lender of its obligation to make Loans in accordance with the terms and conditions of this Agreement or relieve any Lender from responsibility for default by it in such obligation.

     Section 2.05. Notes. (a) The Loans of each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office; provided that each Lender may, by notice to the Borrower and the Agent, request that its Loans of a particular Class or Type be evidenced by a separate Note. Each such separate Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Class or Type. Each reference in this

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Agreement to the "Note" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (b) Upon receipt of each Lender's Note pursuant to Section 3.01, the Agent shall forward such Note to such Lender. Each Lender shall record the date, amount, Class, Type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the inaccuracy of, or the failure of any Lender to make, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     Section 2.06. Maturity Of Loans. (a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.

     (b) Each Money Market Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the last day of the Interest Period applicable thereto.

     Section 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date and, with respect to the principal amount of any Base Rate Loan that is prepaid or converted to a Euro-Dollar Loan, on the date of such prepayment or conversion.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof and, with respect to the principal amount of any Euro-Dollar Loan that is prepaid or converted to a Base Rate Loan, on the date of such prepayment or conversion.

     The "London Interbank Offered Rate" applicable to any Interest Period means
(a) the offered rate for dollar deposits, for a period approximately equal to such Interest Period and, if the amount is so quoted, in an amount approximately equal to the average principal amount of the applicable Loans, quoted on the second Euro-dollar Business Day prior to the first day of such Interest Period, as

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such rate appears on the display designated as page "3750" on the Telerate service (or such other page as may replace page "3750" on the Telerate service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits) ("Telerate Page 3750") as of 11:00 A.M. (London time) on such date, (b) if, as of 11:00A.M. (London time) on any such date such rate does not appear on the Telerate Page 3750, the arithmetic mean (adjusted, if necessary, to the nearest 1/16th of 1%), of the offered rates for dollar deposits, for a period approximately equal to such Interest Period quoted on the second Euro-Dollar Business Day prior to the first day of such Interest Period, as such rates appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the "LIBO" page on that service for the purpose of displaying London interbank offered rates of major banks) ("Reuters Screen LIBO Page") as of 11:00 A.M. (London time) on such date, or (c) if neither of the above rates is available (and in the case of clause (b), if on any such date at least two such rates do not appear on the Reuters Screen LIBO page), the average (adjusted, if necessary, to the next higher 1/16th of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (c) Subject to Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(b) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Lender making such Loan in accordance with. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Lender making such Loan in accordance with. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     (d) Any overdue principal of and interest on any Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

     (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall promptly notify the Borrower and the participating Lenders of each rate of interest so

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determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     Section 2.08. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.08(d) and the provisions of Article 8), as follows:

             (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

             (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day, or may elect to continue such Loans as Euro-Dollar Loans, as of the end of any Interest Period applicable thereto, for an additional Interest Period, subject to Section 2.13 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $50,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

     (b)  Each Notice of Interest Rate Election shall specify:

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          (i)   the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.08(a);

          (iii) if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to Section 2.08(a), the Administrative Agent shall notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

     (d) The Borrower shall not be entitled to elect to convert any Committed Loans to, or continue any Committed Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $50,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

     (e) If any Committed Loan is converted to a different Type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

     Section 2.09. Fees. (a) The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in proportion to their Credit Exposures, a facility fee calculated for each day at the Facility Fee Rate for such day (determined in accordance with the Pricing Schedule) on the aggregate amount of the Credit Exposures on such day. Such facility fee shall accrue for each day from and including the Effective Date to but excluding the day on which the Credit Exposures are reduced to zero.

     (b) The Borrower shall pay to the Administrative Agent (i) for the account of the Lenders ratably a letter of credit fee accruing daily on the aggregate undrawn amount of all outstanding Letters of Credit at a rate per annum equal to the Euro-Dollar Margin for such day and (ii) for the account of each

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Issuing Bank a letter of credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such Issuing Bank at a rate per annum equal to 1/8th of 1% or such other rate per annum as may be mutually agreed between the Borrower and such Issuing Bank from time to time.

     (c) Fees accrued for the account of the Lenders under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and on the day on which the Commitments terminate in their entirety (and, if later, on the day on which the Credit Exposures are reduced to zero)

     Section 2.10. Termination Or Reduction of Commitments. (a) The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans or Letter of Credit Liabilities are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger integral multiple thereof, the aggregate amount of the Commitments in excess of the Total Outstanding Amount. Promptly after receiving a notice pursuant to this subsection, the Administrative Agent shall notify each Lender of the contents thereof.

     (b) Unless previously terminated, the Commitments shall terminate in their entirety on the Termination Date.

     Section 2.11. Optional Prepayments. (a) Subject in the case of Fixed Rate Loans to Section 2.13, the Borrower may (i) upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Prime Rate pursuant to Section 8.01) or (ii) upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $50,000,000 or any larger integral multiple of $10,000,000, by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group of Loans (or such Money Market Borrowing).

     (b) Except as provided in Section 2.11(a) or 2.17, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan before the maturity thereof.

     (c) Promptly after receiving a notice of prepayment pursuant to this Section, the Administrative Agent shall notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

     Section 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans, of Letter of Credit

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Liabilities and interest thereon and of fees hereunder not later than 12:00 Noon
(New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01 and without reduction by reason of any set-off or counterclaim. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Borrower notifies the Administrative Agent before the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance on such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such payment shall not have been so made by the Borrower, each Lender shall repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     Section 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a different type of Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loan after notice has been given to any Lender in accordance with Section 2.04(a), 2.08(c) or 2.11(c), the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.15.  Letters of Credit.

     (a) Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof, and so long as no Stop Issuance Notice is in effect, each Issuing Bank agrees to issue Letters of Credit from time to time before the Letter of Credit Termination Date upon the request of the Borrower; provided that, immediately after each Letter of Credit is issued (i) the Total Outstanding Amount shall not exceed the aggregate amount of the Commitments and
(ii) the aggregate amount of the Letter of Credit Liabilities shall not exceed $100,000,000. Upon the date of issuance by an Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion its respective Commitment bears to the aggregate Commitments.

     (b)  Method for Issuance; Terms; Extensions.

          (i) The Borrower shall give the Issuing Bank notice at least three Domestic Business Days (or such shorter notice as may be acceptable to the Issuing Bank in its discretion) prior to the requested issuance of a Letter of Credit (or, in the case of renewal or extension, prior to the Issuing Bank's deadline for notice of nonextension) specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "Notice of Issuance"). Upon receipt of a Notice of Issuance, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender of the contents thereof and of the amount of such Lender's participation in such Letter of Credit.

          (ii) The obligation of the Issuing Bank to issue each Letter of Credit shall, in addition to the conditions precedent set forth in Section 3.02, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested. The Borrower shall also pay to the Issuing Bank for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Borrower and the Issuing Bank.

          (iii) The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Bank, the Issuing Bank shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension. No Letter of Credit shall have a term of more than eighteen months; provided that a Letter of Credit may contain a provision pursuant to which it is deemed to be extended on an annual basis unless notice of termination is given by the Issuing Bank; provided further that no Letter of Credit shall have a term extending or be so extendible beyond the Letter of Credit Termination Date.

     (c)  Payments; Reimbursement Obligations.

          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid as a result of such demand or drawing and the date such payment is to be made by the Issuing Bank (the "Payment Date"). The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. Such reimbursement shall be due on the Payment Date; provided that no such payment shall be due from the Borrower any earlier than the date of receipt by it of notice of its obligation to make such payment (or, if such notice is received by the Borrower after 1:00 P.M. (New York City time) on any date, on the next succeeding Domestic Business Day); and provided further that if and to the extent any such reimbursement is not made by the Borrower in accordance with this clause (i) or clause (ii) on the Payment Date, then (irrespective of when notice thereof is received by the Borrower), such reimbursement obligation shall bear interest, payable on demand, for each day from and including the Payment Date to but not including the date such reimbursement obligation is paid in full at a rate per annum equal to the rate applicable to Base Rate Loans for such day.

          (ii) All such amounts paid by the Issuing Bank and remaining unpaid by the Borrower (a "Reimbursement Obligation") shall, if and to the extent that the amount of such Reimbursement Obligation would be permitted as a Borrowing pursuant to Section 3.02, and unless the Borrower otherwise instructs the Administrative Agent by not less than one Domestic Business Day's prior notice, convert automatically to Base Rate Loans on the date such Reimbursement Obligation arises. The Administrative Agent shall, on behalf of the Borrower (which hereby irrevocably directs the Administrative Agent so to act on its behalf), give notice no later than 10:30 A.M. (New York City time) on such date requesting each Lender to make, and each Lender hereby agrees to make, a Base Rate Loan, in an amount equal to such Lender's Percentage of the Reimbursement Obligation with respect to which such notice relates. Each Lender shall make such Loan available to the Administrative Agent at its address specified in or pursuant to Section
     9.01 in immediately available funds, not later than 12:00 Noon (New York City time), on the date specified in such notice. The Administrative Agent shall pay the proceeds of such Loans to the Issuing Bank, which shall immediately apply such proceeds to repay the Reimbursement Obligation.

          (iii) To the extent the Reimbursement Obligation is not refunded by a Lender pursuant to clause (ii) above, such Lender will pay to the Administrative Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's demand at any time during the period commencing after such Reimbursement Obligation arises until reimbursement therefor in full by the Borrower, an amount equal to such Lender's Percentage of such Reimbursement Obligation, together with interest on such amount for each day from the date of the Issuing Bank's demand for such payment (or, if such demand is made after 1:00 P.M. (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate for the first three Domestic Business Days after the date of such demand and thereafter at a rate per annum equal to the Base Rate for each additional day. The Issuing Bank will pay to each Lender ratably all amounts received from the Borrower for application in payment of its Reimbursement Obligations in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto; provided that in the event such payment received by the Issuing Bank is required to be returned, such Lender will return to the Issuing Bank any portion thereof previously distributed to it by the Issuing Bank.

     (d) Obligations Absolute. The obligations of the Borrower and each Lender under subsection (c) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this

Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto;

          (iii) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

          (iv) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

          (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (vi) payment under a Letter of Credit against presentation to the Issuing Bank of documents that do not comply with the terms of such Letter of Credit; provided, that this clause (vi) shall not limit the rights of the Borrower under Section 2.15(e)(ii); or

          (vii) any other act or omission to act or delay of any kind by any Lender (including the Issuing Bank), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (vii), constitute a legal or equitable discharge of or defense to the Borrower's or the Lender's obligations hereunder.

     (e)  Indemnification; Expenses.

          (i) Borrower hereby indemnifies and holds harmless each Lender (including each Issuing Bank) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which it may reasonably incur in connection with a Letter of Credit issued pursuant to this Section 2.15; provided that the Borrower shall not be required to indemnify any Lender, or the Administrative Agent, for any claims, damages, losses, liabilities, costs or expenses, to the extent found by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of such Person.

           (ii) None of the Lenders (including an Issuing Bank) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (d) above; provided that, notwithstanding Section 2.15(d), the Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent finally determined by a court of competent jurisdiction to have been caused by (x) subject to the following sentence, the Issuing Bank's wrongful determination whether documents presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of documents strictly complying with the terms and conditions of the Letter of Credit. The parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

           (iii) Nothing in this subsection (e) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify an Issuing Bank as required by this subsection, the Lenders agree to do so ratably in accordance with their Commitments.

     Section 2.16. Stop Issuance Notice. If the Required Banks determine at any time that the conditions set forth in Section 3.02 would not be satisfied in respect of a Borrowing at such time, then the Required Banks may request that the Administrative Agent issue a "Stop Issuance Notice", and the Administrative Agent shall issue such notice to each Issuing Bank. Such Stop Issuance Notice shall be withdrawn upon a determination by the Required Banks that the circumstances giving rise thereto no longer exist. No Letter of Credit shall be issued while a Stop Issuance Notice is in effect. The Required Banks may request issuance of a Stop Issuance Notice only if there is a reasonable basis therefor, and shall consider reasonably and in good faith a request from the Borrower for withdrawal of the same on the basis that the conditions in Section 3.02 are satisfied; provided that the Administrative Agent and the Issuing Banks may and shall conclusively rely on any Stop Issuance Notice while it remains in effect.

     Section 2.17. Change of Control. (a) If a Change of Control shall occur the Borrower will, within ten days after the occurrence thereof, give the

Administrative Agent notice thereof, and the Administrative Agent shall promptly notify each Lender thereof. Such notice shall describe in reasonable detail the facts and circumstances giving rise thereto and the date of such Change of Control and each Lender may, by notice to the Borrower and the Administrative Agent given not later than fifty days after the date of such Change of Control, terminate its Commitment, which shall be terminated, and declare the Note held by it (together with accrued interest thereon) and any other amounts payable hereunder for its account to be, and such Note and such amounts shall become, due and payable, in each case on the sixtieth day after the date of such Change of Control (or if such day is not a Domestic Business Day, the next succeeding Domestic Business Day), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     For purposes of this Section, the following terms have the following meanings:

     A "Change of Control" shall occur if (i) any "person" or "group" of persons shall have acquired "beneficial ownership" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder), of shares of Voting Stock representing 35% or more of the Voting Power of the Borrower, (ii) during any period of twenty-five consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such twenty-five month period were directors of the Borrower (together with any replacement or additional directors whose election was recommended by incumbent management of the Borrower or who were elected by a majority of directors then in office) cease to constitute a majority of the board of directors of the Borrower, or (iii) any Person or group of related Persons shall acquire all or substantially all of the assets of the Borrower; provided, that a Change of Control shall not be deemed to have occurred pursuant to clause (iii) above if the Borrower shall have merged or consolidated with or transferred all or substantially all of its assets to another corporation in compliance with the provisions of Section 5.02 and the surviving or successor or transferee corporation is no more leveraged than was the Borrower immediately prior to such event. For purposes of this definition, the term "leveraged" when used with respect to any corporation shall mean the percentage represented by the total assets of that corporation divided by its stockholders' equity, in each case determined and as would be shown in a consolidated balance sheet of such corporation prepared in accordance with generally accepted accounting principles in the United States of America.

     "Voting Power" as applied to the stock of any corporation means the total voting power represented by all outstanding Voting Stock of such corporation.

     "Voting Stock" as applied to the stock of any corporation means stock of any class or classes (however designated) having ordinary voting power for the election of the directors of such corporation, other than stock having such power only by reason of the happening of a contingency.

     (b) If the Commitment of any Lender is terminated pursuant to this Section at a time when any Letter of Credit is outstanding, then (i) such Lender shall remain responsible to the Issuing Bank with respect to such Letter of Credit to the same extent as if its Commitment had not terminated and (ii) the Borrower shall pay to such Lender an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to such Lender) equal to such Lender's Percentage of the aggregate amount available for drawing under all Letters of Credit outstanding at such time.

     Section 2.18. Optional Increase in Commitments. At any time, if no Default shall have occurred and be continuing, the Borrower, may, if it so elects, increase the aggregate amount of the Commitments, either by designating a financial institution not theretofore a Lender to become a Lender (such designation to be effective only with the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld or delayed), or by agreeing with an existing Lender that such Lender's Commitment shall be increased. Upon execution and delivery by the Borrower and such Lender or other financial institution of an instrument in form reasonably satisfactory to the Administrative Agent, such existing Lender shall have a Commitment as therein set forth or such other financial institution shall become a Lender with a Commitment as therein set forth and all the rights and obligations of a Lender with such a Commitment hereunder; provided:

     (a) that the Borrower shall provide prompt notice of such increase to the Administrative Agent, who shall promptly notify the Lenders;

     (b) that the amount of such increase, together with all other increases in the aggregate amount of the Commitments pursuant to this Section 2.18 since the date of this Agreement, does not exceed $300,000,000; and

     (c) that, for so long as the Related Agreement remains in effect, there shall be a simultaneous increase in the "Commitments" under the Related Agreement, and the Commitment of any Lender participating in an increase pursuant to this Section 2.18 shall bear the same relation to the aggregate amount of the Commitments hereunder as its "Commitment" under the Related Agreement bears to the aggregate amount of the "Commitments" thereunder, in each case after giving effect to the increases hereunder and thereunder.

     Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.18, within five Domestic Business Days, in the case of any Group of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Group of Euro-Dollar Loans then outstanding, the Borrower shall prepay such Group in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in
Article 3, the Borrower shall reborrow Committed Loans from the Lenders in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Lenders in such proportion.

                                   ARTICLE 3
                                   Conditions

     Section 3.01. Effectiveness. The Commitments shall become effective only when all the following conditions have been satisfied:

     (a) the Administrative Agent shall have received, from each party listed on the signature pages hereof, either a counterpart hereof signed by such party or facsimile or other written confirmation satisfactory to the Administrative Agent confirming that such party has signed a counterpart hereof;

     (b) the Administrative Agent shall have received a duly executed Note for the account of each Lender dated on or before the Closing Date and complying with the provisions of Section 2.05;

     (c) the Administrative Agent shall have received an opinion of General Counsel of the Borrower (or such other counsel for the Borrower as may be acceptable to the Agent), substantially in the form of Exhibit E hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

     (d) the Administrative Agent shall have received an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit F hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

     (e) the Borrower shall have paid to the Administrative Agent for the account of each Lender a fee in the amount heretofore mutually agreed;

     (f) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

     (g) the Administrative Agent shall have received evidence satisfactory to it that all principal of any loans outstanding under, and all accrued interest and fees under, the Existing Credit Agreement shall have been paid in full;

provided that the Commitments shall not become effective unless all of the foregoing conditions are satisfied not later than December 8, 2000. Promptly after the Effective Date occurs, the Administrative Agent shall notify the

Borrower and the Lenders thereof, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.02. Borrowings and Issuances of Letters of Credit. The obligation of any Lender to make a Loan on the occasion of any Borrowing, and the obligation of an Issuing Bank to issue (or renew or extend the term of) any Letter of Credit, is subject to the satisfaction of the following conditions:

     (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, or receipt by the Issuing Bank of a Notice of Issuance as required by Section 2.15(b), as the case may be;

     (b) the fact that, immediately before and after such Borrowing or issuance, no Default shall exist; and

     (c) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects on and as of the date of such Borrowing or issuance.

Each Borrowing and each issuance or extension of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the facts specified in the foregoing clauses 3.02(b) and 3.02(c).

     Section 3.03. Existing Credit Agreement. (a) On the Effective Date, the commitments under the Existing Credit Agreement shall terminate, without further action by any party thereto.

     (b) The Lenders which are parties to the Existing Credit Agreement, comprising the "Required Banks" as defined therein, hereby waive any requirement of notice of termination of the commitments pursuant to the Existing Credit Agreement and of prepayment of loans to the extent necessary to give effect to the subsections 3.01(g) and 3.03(a), provided that any such prepayment of loans shall be subject to Section 2.13 of the Existing Credit Agreement.

                                    ARTICLE 4
                         Representations and Warranties

     The Borrower represents and warrants that:

     Section 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.02. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Mortgage on any asset of the Borrower or any of its Subsidiaries.

     Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

     Section 4.04. Financial Information.

     (a) The consolidated balance sheet of the Borrower as of December 31, 1999 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP, and included in the Borrower's 1999 Form 10-K, copies of which have been delivered to the Administrative Agent for each of the Lenders, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower as of such date and its consolidated results of operations and cash flows for such fiscal year.

     (b) The unaudited consolidated balance sheet of the Borrower as of September 30, 2000 and the related unaudited consolidated statements of income and cash flows for the nine months then ended, set forth in the Borrower's most recent report on Form 10-Q, copies of which have been delivered to the Administrative Agent for each of the Lenders, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in paragraph (a) of this Section, the consolidated financial position of the Borrower as of such date and its consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

     (c) Since September 30, 2000 there has been no change in the consolidated financial position or operations of the Borrower, considered as a whole, which would materially and adversely affect the ability of the Borrower to perform its obligations hereunder and under the Notes.

     Section 4.05. Litigation. Except as set forth in the Borrower's 1999 Form 10-K and any subsequent quarterly report on Form 10-Q filed by the Borrower with the SEC prior to the date hereof, there is no action, suit, arbitration or other proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, arbitrator or arbitral body, pending against the Borrower or of which the Borrower has otherwise received official notice or which to the knowledge of the Borrower is threatened against the Borrower, wherein there is a reasonable possibility of an unfavorable decision, ruling or finding which would materially adversely affect the Borrower's ability to perform its obligations under this Agreement and the Notes and since the dates of the respective descriptions of proceedings contained in the reports identified above, there has been no change in the status of such proceedings which would materially adversely affect the Borrower's ability to perform its obligations under this Agreement and the Notes.

     Section 4.06. Environmental Matters. The Borrower does not presently anticipate that remediation costs and penalties associated with environmental laws, to the extent not previously provided for, will have a material adverse effect on the Borrower's ability to perform its obligations under this Agreement and the Notes.

     Section 4.07. Taxes. United States Federal income tax returns of the Borrower have been examined and closed through the fiscal year ended December 31, 1989. The Borrower has filed all United States Federal income tax returns and all other material tax returns that are required to be filed by it and has paid all material taxes due pursuant to such returns or pursuant to any assessment received by it, except for any such taxes being diligently contested in good faith and by appropriate proceedings. Adequate reserves have been provided on the books of the Borrower in respect of all taxes or other governmental charges in accordance with generally accepted accounting principles, and no tax liabilities in excess of the amount so provided are anticipated that would materially and adversely affect the Borrower's ability to perform its obligations under this Agreement and the Notes.

     Section 4.08. Compliance with Laws. The Borrower and Marathon Oil Company are in compliance with all applicable laws, rules and regulations, other than such laws, rules or regulations (i) the validity or applicability of which the Borrower or Marathon Oil Company is contesting in good faith or (ii) failure to comply with which cannot reasonably be expected to have consequences which would materially and adversely affect the Borrower's ability to perform its obligations under this Agreement and the Notes.

     Section 4.09. Marathon. Marathon Oil Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                                    ARTICLE 5
                                    Covenants

     The Borrower agrees that, so long as any Bank has a Commitment hereunder or any amount payable under any Note or any Letter of Credit Liability remains unpaid:

     Section 5.01. Information. The Borrower will deliver to the Administrative Agent for each of the Lenders:

     (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year;

     (c) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (f) promptly upon the filing thereof, copies of all annual, quarterly or other reports which the Borrower shall have filed with the Securities and Exchange Commission; and

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

     (g) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries and affiliates as the Administrative Agent, at the request of any Lender, may reasonably request.

     Information required to be delivered pursuant to Sections 5.01(a), 5.01(b), 5.01(e) or 5.01(f) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 5.01(c) and (ii) the Borrower shall deliver paper copies of the information referred to in Sections 5.01(a), 5.01(b), 5.01(e) or 5.01(f) to the Administrative Agent for any Lender which requests such delivery.

     Section 5.02. Consolidations and Mergers. So long as this Agreement shall remain in effect, the Borrower shall not consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless:

                   (i) either (x) the Borrower shall be the corporation surviving such merger or (y) the corporation formed by such consolidation or into which Borrower is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Borrower as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia and shall execute and deliver to each Bank an agreement, in form and substance satisfactory to each Bank, containing an assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of this Agreement to be performed or observed by the Borrower;

                   (ii) the Borrower or such successor corporation, as the case may be, shall have a consolidated net worth (that is, total consolidated assets less total consolidated liabilities) of no less than the net worth (as so determined) of the Borrower immediately prior to such consolidation, merger or conveyance, transfer or lease of all or substantially all of the Borrower's assets as an entirety to such Person; and

                   (iii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

     Upon any consolidation or merger in which the Borrower is not the surviving corporation or any conveyance, transfer or lease of all or substantially all of the assets of the Borrower as an entirety in accordance with this Section, the successor corporation formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor corporation had been named as the Borrower herein. No such conveyance, transfer or lease of all or substantially all of the assets of the Borrower as an entirety shall have the effect of releasing the Borrower or any successor corporation which shall theretofore have become such in the manner prescribed in this Section from any liability hereunder.

     The Borrower will not directly or indirectly convey, transfer or lease all or substantially all of its assets except pursuant to a transaction subject to and in compliance with this Section 5.02.

     Section 5.03. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes. None of such proceeds will be used in violation of any applicable law or regulation including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System.

     Section 5.04. Negative Pledge. If the Borrower or any Subsidiary of the Borrower shall mortgage, pledge, encumber, or subject to a lien (hereinafter to "Mortgage" or a "Mortgage") as security for any indebtedness for money borrowed
(x) any blast furnace facility or raw steel producing facility, or rolling mills which are a part of a plant which includes such a facility; or (y) any property capable of producing oil or gas; and, which in either case, is located in the United States and determined by the Board of Directors of the Borrower, in good faith, to be a principal property, the Borrower will secure or will cause such Subsidiary to secure the Borrower's obligations hereunder equally and ratably with all indebtedness or obligations secured by the Mortgage then being given and with any other indebtedness of the Borrower or such Subsidiary then entitled thereto; provided, however, this covenant shall not apply in the case of:

                   (i) any Mortgage existing on the date of this Agreement (whether or not such Mortgage includes an after-acquired property provision);

                   (ii) any Mortgage, including a purchase money Mortgage, incurred in connection with the acquisition of any property (for purposes hereof the creation of any Mortgage within 180 days after the acquisition or completion of construction of such property shall be deemed to be incurred in connection with the acquisition of such property), the assumption of any Mortgage previously existing on such acquired property or any Mortgage existing on the property of any corporation when such corporation becomes a Subsidiary of the Borrower;

                   (iii) any Mortgage on such property in favor of the United States of America, any state, or any agency, department, political subdivision or other instrumentality of either, to secure partial, progress or advance payments to the Borrower or any Subsidiary of the Borrower pursuant to the provisions of any contract or any statute;

                   (iv) any Mortgage on such property in favor of the United States of America, any state, or any agency, department, political subdivision or other instrumentality of either, to secure borrowings by the Borrower or any Subsidiary of the Borrower for the purchase or construction of the property mortgaged;

                   (v) any Mortgage in connection with a sale or other transfer of (i) oil or gas in place for a period of time or in an amount such that the purchaser will realize therefrom a specified amount of money or specified amount of minerals or (ii) any interest in property of the character commonly referred to as an "oil payment" or "production payment";

                   (vi) any Mortgage on any property arising in connection with or to secure all or any part of the cost of the repair, construction, improvement, alteration, exploration, development or drilling of such property or any portion thereof;

                   (vii) any Mortgage on any pipeline, gathering system, pumping or compressor station, pipeline storage facility, other pipeline facility, drilling equipment, drilling platform, drilling barge, any movable railway, marine or automotive equipment, gas plant, office building, storage tank, or warehouse facility, any of which is located on any property included herein under clause (y) above;

                   (viii) any Mortgage on any equipment or other personal property used in connection with any property included herein under clause
     (y) above;

                   (ix) any Mortgage on any property included herein under clause (y) above arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead; or

                   (x) any renewal of or substitution for any Mortgage permitted under the preceding clauses.

Notwithstanding the foregoing restriction contained in this Section 5.04, the Borrower may and may permit its Subsidiaries to incur liens or grant Mortgages on property covered by the restriction above so long as the net book value of the property so encumbered together with all property subject to the restriction on sale and leasebacks contained in Section 5.05 does not at the time such lien or Mortgage is granted exceed 5% of Consolidated Net Tangible Assets. "Consolidated Net Tangible Assets" means the aggregate value of all assets of the Borrower and its Subsidiaries on a consolidated basis after deducting therefrom (a) all current liabilities (excluding all long-term debt due within one year), (b) all investments in unconsolidated subsidiaries and all investments accounted for on the equity basis and (c) all goodwill, patent and trademarks, unamortized debt discount and other similar intangibles (all determined in conformity with generally accepted accounting principles and calculated on a basis consistent with the Borrower's most recent audited consolidated financial statements).

     Section 5.05. Sale and Leaseback. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, sell or transfer (x) any blast furnace facility or raw steel producing facility, or rolling mills which are a part of a plant which includes such a facility; or (y) any property capable of producing oil or gas; which in either case is located in the United States and determined by the Board of Directors of the Borrower, in good faith, to be a principal property, with the intention of taking back a lease of such property; provided, however, this covenant shall not apply if:

                   (i) the sale is to a Subsidiary of the Borrower (or to the Borrower in the case of a Subsidiary);

                   (ii) the lease is for a temporary period by the end of which it is intended that the use of such property by the lessee will be discontinued;

                   (iii) the Borrower or a Subsidiary of the Borrower could, in accordance with Section 5.04, Mortgage such property without equally and ratably securing the Borrower's obligations hereunder;

                   (iv) the transfer is incident to or necessary to effect any operating, farm out, farm in, unitization, acreage exchange, acreage contributions, bottom hole or dry hole arrangements or pooling agreement or any other agreement of the same general nature relating to the acquisition, exploration, maintenance, development and operation of oil or gas properties in the ordinary course of business or as required by regulatory agencies having jurisdiction over the property; or

                   (v) (A) the Borrower promptly informs the Administrative Agent of such sale, (B) the net proceeds of such sale are at least equal to the fair value (as determined by resolution adopted by the Board of Directors of the Borrower) of such property and (C) the Borrower shall, and in any such case the Borrower covenants that it will, within 180 days after such sale, apply an amount equal to the net proceeds of such sale to the retirement of debt of the Borrower, or of a Subsidiary of the Borrower in the case of property of such Subsidiary, maturing by its terms more than one year after the date on which it was originally incurred (herein called "funded debt"); provided that the amount to be applied to the retirement of funded debt of the Borrower or of a Subsidiary of the Borrower shall be reduced by the amount equal to the amount below if, within 75 days after such sale, the Borrower shall deliver to the Administrative Agent an officer's certificate (1) stating that on a specified date after such sale the Borrower or a Subsidiary of the Borrower, as the case may be, voluntarily retired a specified principal amount of funded debt, (2) stating that such retirement was not effected by payment at maturity or pursuant to any applicable mandatory sinking fund or prepayment provision (other than provisions requiring retirement of any funded debt of the Borrower or a Subsidiary of the Borrower, as the case may be, under the circumstances referred to in this Section 5.05) and (3) stating the then optional redemption or prepayment price applicable to funded debt so retired or, if there is no such price applicable, the amount applied by the Borrower or a Subsidiary of the Borrower, as the case may be, to the retirement of such funded debt. The Borrower shall deliver to the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower referred to in paragraph (v)(B) above and an officer's certificate setting forth all material facts under this. The term retirement of such funded debt shall include the in-substance defeasance of such funded debt in accordance with then applicable accounting rules.

                                   ARTICLE 6
                                    Defaults

     Section 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of any Note or to reimburse any drawing under any Letter of Credit when required hereunder, or shall fail to pay within five Domestic Business Days after the due date thereof any interest or fees payable hereunder;

     (b) the Borrower shall fail to observe or perform any covenant contained in
Section 5.02;

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those contained in Section 5.04 or 5.05 or those covered by clauses (a) or (b) above) for 10 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

     (d) the Borrower shall fail to observe or perform any covenant contained in
Section 5.04 or 5.05 for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender; provided that the continuation of such failure for 30 days or longer after such notice shall not constitute an Event of Default if (i) such failure is curable but cannot be cured within 30 days, (ii) the Borrower, upon the aforesaid notice from the Administrative Agent, institutes curative action as promptly as practicable, and (iii) the Borrower diligently pursues such action to completion within a reasonable period, which period shall not, in any event, continue for more than 90 days after the aforesaid notice from the Administrative Agent;

     (e) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made;

     (f) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (g) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect; or

     (h) notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or any member of the ERISA Group shall incur and not satisfy a withdrawal liability under Title IV of ERISA in respect of a Multiemployer Plan in excess of (i) $50,000,000 for any year or
(ii) $250,000,000 in the aggregate;

then, and in every such event, the Administrative Agent shall (i) if requested by Lenders having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Lenders holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) and any other amounts payable hereunder to be, and the Notes and such amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in paragraph (f) or
(g) above, without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and any other amounts payable hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     Section 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) or (d) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

     Section 6.03. Cash Cover. The Borrower agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent upon the instruction of Lenders having more than 50% of the Letter of Credit Liabilities, pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to the aggregate amount available for drawing under all Letters of Credit outstanding at such time; provided that, upon the occurrence of any Event of Default specified in
Section 6.01(f) or 6.01(g) with respect to the Borrower, the Borrower shall pay such amount forthwith without any notice or demand or any other act by the Administrative Agent or the Lenders.

                                   ARTICLE 7
                                   The Agents

     Section 7.01. Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02. Agents and Affiliates. Each Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not one of the Agents. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not one of the Agents.

     Section 7.03. Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     Section 7.04. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Agents. None of the Agents, their affiliates and their respective directors, officers, agents and employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders (or such different number of Lenders as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct; provided that the provisions of this sentence are for the sole benefit of the Agents, their affiliates and their respective directors, officers, agents and employees and shall not release any Bank from liability it would otherwise have to the Borrower. None of the Agents, their affiliates and their respective directors, officers, agents and employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower;
(iii) the satisfaction of any condition specified in Article 3 except, in the case of the Administrative Agent, receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

     Section 7.06. Indemnification. The Lenders shall, ratably in proportion to their Credit Exposures, indemnify each Agent, and Issuing Bank, their respective affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any Letter of Credit or any action taken or omitted by such indemnitees hereunder or thereunder.

     Section 7.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance on any other Lender Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on any other Lender Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Borrower shall have the right to appoint a successor Administrative Agent from among the Lenders, subject to the approval of the Required Lenders, which shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Borrower and approved by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent resigns as Administrative Agent hereunder, the provisions of this Article shall inure to its benefit as to actions taken or omitted to be taken by it while it was Administrative Agent.

     Section 7.09. Administrative Agent's Fee. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Administrative Agent.

     Section 7.10. Other Agents. None of the Co-Agents, the Documentation Agents and the Syndication Agent, in their capacities as such, shall have any duties or obligations of any kind under this Agreement.

                                   ARTICLE 8
                             Change in Circumstances

     Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or before the first day of any Interest Period for any Euro-Dollar Loans or Money Market LIBOR Loan:

     (a) the Administrative Agent is advised by the Reference Lenders that deposits in dollars in the applicable amounts are not being offered to the Reference Lenders in the London interbank market for such Interest Period, or

     (b) in the case of Euro-Dollar Loans, Lenders having at least 50% in aggregate amount of the Commitments advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such affected Borrowing is a Euro-Dollar Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such affected Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Prime Rate for such day.

     Section 8.02. Illegality. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     (b) If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Lenders.

     Section 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                         (A) shall subject any Lender (or its Applicable Lending
                   Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of Letters of Credit, or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of Letters of Credit (except for taxes based on or measured in whole or in part by the gross income, net income, gross revenue or gross receipts of such Lender or its Applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Applicable Lending Office is located); or

                         (B) shall impose, modify or deem applicable any reserve
                   (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (y) with respect to any Euro-Dollar Loan any such requirement with respect to which such Lender is entitled to compensation during the relevant Interest Period under
                   Section 8.03(d) and (z) any such requirement with respect to which such Lender is entitled to compensation pursuant to
                   Section 8.03(b)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending

                   Office) or shall impose on any Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of Letters of Credit;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction, provided that the Borrower shall not be obligated to compensate any Lender (or its Parent) in respect of any such reduction in respect of periods more than six months prior to the date on which such Lender shall have notified the Borrower of its intention to demand such compensation and setting forth the amount or the specific basis of computation thereof.

     (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to Section 8.03(a) or
(b) and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     (d) The Borrower shall pay for the account of each Lender on the last day of each Interest Period with respect to any Euro-Dollar Loan (and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof), if at any time during such Interest Period such Lender shall be required to maintain (and shall maintain in amounts deemed by such Lender to be material) reserves against any category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes loans by a non-United States office of such Lender to United States residents (including without limitation reserves against "Eurocurrency liabilities" under Regulation
D), an additional amount (determined by such Lender and notified to the Borrower and the Administrative Agent) equal to the product of the following for each day during such Interest Period:

                   (i) the principal amount of the Euro-Dollar Loan of such Lender to which such Interest Period relates outstanding on such day; and

                   (ii) the remainder of (x) a fraction the numerator of which is the applicable London Interbank Offered Rate (expressed as a decimal) and the denominator of which is one minus the stated rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender on such day minus (y) such numerator; and

                   (iii) 1/360.

If a Lender which is entitled to require payment by the Borrower of the amount provided for in this Section 8.03(d) determines that a lesser amount is required to compensate it for the costs of the reserve requirements referred to therein, such Lender may, but shall not be obligated to, reduce the amount payable by the Borrower thereunder to a lesser amount specified in the notice delivered pursuant to this Section 8.03(d).

     (e) Each Lender organized under the laws of a jurisdiction outside the United States of America agrees that it shall deliver to the Borrower (with a copy to the Administrative Agent) (i) within 30 days after the date of execution of this Agreement, two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, promulgated pursuant to the Code, indicating that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes as permitted by the Code, (ii) from time to time, such extensions or renewals of such forms (or successor forms) as may reasonably be requested by the Borrower but only to the extent such Lender determines that it may properly effect such extensions or renewals under applicable tax treaties, laws, regulations and directives and (iii) in the event of a transfer of any Loan to an affiliate of such Lender, a new Internal Revenue Service Form W-8BEN or W-8ECI (or any successor form), as the case may be, for such affiliate. The Borrower and the

Administrative Agent shall each be entitled to rely on such forms in its possession until receipt of any revised or successor form pursuant to the preceding sentence.

     Section 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If
(i) the obligation of any Lender to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Lender has demanded compensation under Section 8.03 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to the Lender demanding such compensation, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as or converted to) Euro-Dollar Loans shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders. If such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.

     Section 8.05. Substitution of Lender. If (i) the obligation of any Lender to make or to convert or continue outstanding Loans as or into Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03, the Borrower shall have the right, with the assistance of the Administrative Agent, to designate a substitute bank or banks (which may be one or more of the Lenders) mutually satisfactory to the Borrower, the Administrative Agent and the Issuing Banks to purchase for cash, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto, the outstanding Loans and Letter of Credit Liabilities of such Lender and assume the Commitment of such Lender, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the principal amount of all of such Lender's outstanding Loans and Reimbursement Obligations plus any accrued but unpaid interest thereon and the accrued but unpaid fees for the account of such Lender hereunder plus such amount, if any, as would be payable pursuant to Section 2.11 if the outstanding Loans of such Lender were prepaid in their entirety on the date of consummation of such assignment.

     Section 8.06. Notice Mandatory. The Administrative Agent or the affected Lender, as the case may be, shall promptly give notice to the Borrower when circumstances which gave rise to a suspension of the obligations of the Lenders or a Lender to make or maintain Euro-Dollar Loans pursuant to Section 8.01 or 8.02, or to a demand for compensation under Section 8.03, no longer exist.

                                    ARTICLE 9
                                  Miscellaneous

     Section 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Lender, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (c) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section; provided that notices to the Administrative Agent under Article 2 or
Article 8 shall not be effective until received.

     Section 9.02. No Waivers. No failure or delay by any Lender Party in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable and documented (with itemized invoices) out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable and documented (with itemized invoices) out-of-pocket expenses incurred by each Lender Party, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, or any bankruptcy, insolvency, reorganization or other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Lender Party against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

     (b) The Borrower agrees to indemnify each Lender Party, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that (i) no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct or for its breach of the express terms of this Agreement, in each case as determined by final judgment of a court of competent jurisdiction; (ii) the Borrower shall not, in connection with any such proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm at any one time for the Indemnitees (which shall be selected by the Administrative Agent after consultation with the Borrower); (iii) each Indemnitee shall consult with the Borrower from time to time at the request of the Borrower regarding the conduct of the defense in any such proceeding; and
(iv) the Borrower shall not be obligated to pay an amount of any settlement entered into without its consent (which shall not be unreasonably withheld).

     Section 9.04. Sharing. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to the Loans and Letter of Credit Liabilities held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due with respect to the Loans and Letter of Credit Liabilities held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and Letter of Credit Liabilities held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder.

     Section 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of any Issuing Bank or Agent are affected thereby, by it); provided that no such amendment or waiver shall:

     (a) unless signed by all the Lenders, (i) increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all the Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder,
(iii) postpone the date fixed for any payment of principal of or interest on any Loan or for reimbursement in respect of any Letter of Credit or any fees hereunder or for the termination of any Commitment, or (except as expressly provided in Section 2.15) the expiry date of any Letter of Credit, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement or
(v) change this clause 9.05(a); or

     (b) unless signed by a Designated Lender or its Designating Lender, (i) subject such Designated Lender to any additional obligation, (ii) affect its rights hereunder (unless the rights of all the Lenders hereunder are similarly affected) or (iii) change this clause 9.05(b).

For avoidance of doubt, the operation of Section 2.18 in accordance with its terms is not an amendment subject to this Section 9.05.

     Section 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

     (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and Letter of Credit Liabilities at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment (determined as of the date the Assignment and Assumption Agreement, as hereinafter defined, with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of outstanding Money Market Loans and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an agreement, substantially in the form of Exhibit G hereto (an "Assignment and Assumption Agreement"), together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 8.03, 8.04 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the State of Delaware or New York a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans and/or Letter of Credit Liabilities owing to it); provided that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of Section 9.05(a) that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 9.05(a) and Article 8 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.04 as though it were a Lender, provided such Participant agrees to be subject to Section 9.04 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 8.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant organized under the laws of a jurisdiction outside the United States shall not be entitled to the benefits of Section 8.03(a) unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 8.03(e) as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     Section 9.07. Designated Lenders. (a) Subject to the provisions of this subsection (a), any Lender may at any time designate an Approved Fund to provide all or a portion of the Loans to be made by such Lender pursuant to this Agreement; provided that such designation shall not be effective unless the Borrower and the Administrative Agent consent thereto (which consents shall not be unreasonably withheld). When a Lender and its Approved Fund shall have signed an agreement substantially in the form of Exhibit H hereto (a "Designation Agreement") and the Borrower and the Administrative Agent shall have signed their respective consents thereto, such Approved Fund shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit such Designated Lender to provide all or a portion of the Loans to be made by such Designating Lender pursuant to Section 2.01 or 2.03, and the making of such Loans or portion thereof shall satisfy the obligation of the Designating Lender to the same extent, and as if, such Loans or portion thereof were made by the Designating Lender. As to any Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement and otherwise; provided that (x) its voting rights under this Agreement shall be exercised solely by its Designating Lender and (y) its Designating Lender shall remain solely responsible to the other parties hereto for the performance of such Designated Lender's obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it. No additional Note shall be required to evidence the Loans or portion thereof made by a Designated Lender; and the

Designating Lender shall be deemed to hold its Note as agent for its Designated Lender to the extent of the Loans or portion thereof funded by such Designated Lender. Each Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrower nor the Administrative Agent shall be responsible for any Designating Lender's application of such payments. In addition, any Designated Lender may, with notice to (but without the prior written consent of) the Borrower and the Administrative Agent, (i) assign all or portions of its interest in any Loans to its Designating Lender or to any financial institutions consented to by the Borrower and the Administrative Agent that provide liquidity and/or credit facilities to or for the account of such Designated Lender to support the funding of Loans or portions thereof made by it and (ii) disclose on a confidential basis any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Lender.

     (b) Each party to this Agreement agrees that it will not institute against, or join any other person in instituting against, any Designated Lender any bankruptcy, insolvency, reorganization or other similar proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Lender is paid in full. The Designating Lender for each Designated Lender agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This subsection (b) shall survive the termination of this Agreement.

     Section 9.08. No Reliance on Margin Stock. Each Lender represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 9.09. Governing Law. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York.

     Section 9.10. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     Section 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            USX CORPORATION


                            By:  /s/ E.F. Guna
                                 ----------------------------------------------
                                 Title: Vice President & Treasurer
                                 600 Grant Street
                                 Pittsburgh, Pennsylvania 15219-4776
                                 Attention: Treasurer

                            Administrative Agent
                            --------------------

                            MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as
                                Administrative Agent and as Lender


                            By:  /s/ Carl J. Mehldau, Jr.
                                 ----------------------------------------------
                                 Title: Associate
                                 60 Wall Street
                                 New York, New York 10260-0060
                                 Facsimile:  212-648-5018


                            THE CHASE MANHATTAN BANK, N.A., as Lender


                            By:  /s/ James H. Ramage
                                 ----------------------------------------------
                                 Title: Managing Director

                          Syndication Agent
                          -----------------

                          BANK OF AMERICA, N.A., as Syndication Agent and as
                              Lender


                          By:  /s/ Ronald E. McKaig
                               --------------------------------------------
                               Title: Managing Director


                          Documentation Agents
                          --------------------

                          CITIBANK, N.A., as Documentation Agent and as Lender


                          By:  /s/ Gordon H. DeKuyper
                               --------------------------------------------
                               Title: Vice President,
                                      Global Energy & Mining


                          THE BANK OF NOVA SCOTIA, as Documentation Agent and
                               as Lender


                          By:  /s/ F. C. H. Ashby
                               --------------------------------------------
                               Title: Senior Manager - Loan Operations

                          COMMERZBANK AG, NEW YORK and GRAND CAYMAN BRANCHES,
                               as Documentation Agent and as Lender


                          By:  /s/ M. Annette Hanami
                               --------------------------------------------
                               Title: Vice President

                          By:  /s/ Andrew P. Lusk
                               --------------------------------------------
                               Title: Assistant Vice President


                          Senior Managing Agents
                          ----------------------

                          MELLON BANK, N.A.


                          By:  /s/ Robert J. Reichenbach
                               --------------------------------------------
                               Title: Assistant Vice President


                          PNC BANK, NATIONAL ASSOCIATION


                          By:  /s/ David B. Gookin
                               --------------------------------------------
                               Title: Vice President

                          THE INDUSTRIAL BANK OF JAPAN LIMITED


                          By:  /s/ John Dippo
                               --------------------------------------------
                               Title: Senior Vice President


                          THE DAI-ICHI KANGYO BANK, LIMITED


                          By:  /s/ Timothy White
                               --------------------------------------------
                               Title: Senior Vice President

                          Managing Agent
                          --------------

                          NATIONAL CITY BANK


                          By:  /s/ Davis R. Bonner
                               ----------------------------------------
                               Title: Senior Vice President


                          Other Lenders
                          -------------


                          COMERICA BANK


                          By:  /s/ Robert P. Wilson
                               ----------------------------------------
                               Title: Assistant Vice President


                          THE BANK OF NEW YORK


                          By: /s/ Walter C. Parelli
                              ----------------------------------------
                              Title: Vice President

                          THE NORTHERN TRUST COMPANY


                          By:  /s/ Craig Smith
                               -------------------------------------------
                               Title: Vice President


                          CREDIT SUISSE FIRST BOSTON


                          By:  /s/ Jay Chall
                               -------------------------------------------
                               Title: Director

                          By:  /s/ William S. Lutkins
                               -------------------------------------------
                               Title: Vice President

                          LEHMAN COMMERCIAL PAPER INC.


                          By:  /s/ Michelle Swanson
                               -------------------------------------------
                               Title: Authorized Signatory


                          THE SANWA BANK, LIMITED


                          By:  /s/ Jean-Michel Fatovic
                               -------------------------------------------
                               Title: Vice President


                          FIFTH THIRD BANK


                          By:  /s/ David C. Gordley
                               -------------------------------------------
                               Title: Vice President

                          THE TOKAI BANK, LIMITED


                          By:  /s/ Shinichi Nakatani
                               ------------------------------------------
                               Title: Assistant General Manager


                          THE SUMITOMO BANK, LIMITED


                          By:  /s/ C. Michael Garrido
                               ------------------------------------------
                               Title: Senior Vice President

                               COMMITMENT SCHEDULE

         Lender                                                    Commitment

Morgan Guaranty Trust Company of New York                      $   75,000,000

The Chase Manhattan Bank, N.A.                                 $   75,000,000

The Bank of Nova Scotia                                        $  150,000,000

Bank of America, N.A.                                          $  150,000,000

Citibank, N.A.                                                 $  150,000,000

Commerzbank AG                                                 $  150,000,000

Mellon Bank, N.A.                                              $   93,750,000

PNC Bank National Association                                  $   93,750,000

National City Bank                                             $   56,250,000

The Industrial Bank of Japan, Limited                          $   48,750,000

Comerica Bank                                                  $   45,000,000

The Dai-Ichi Kangyo Bank, Limited                              $   45,000,000

The Bank of New York                                           $   37,500,000

The Sumitomo Bank, Limited                                     $   37,500,000

The Northern Trust Company                                     $   30,000,000

Credit Suisse First Boston                                     $   26,250,000

Lehman Commercial Paper Inc.                                   $   26,250,000

The Sanwa Bank, Limited                                        $   26,250,000

Fifth Third Bank                                               $   18,750,000

The Tokai Bank, Limited                                        $   18,750,000

                  Total                                        $1,353,750,000

                           FIVE YEAR PRICING SCHEDULE


     Each of "Facility Fee Rate" and "Euro-Dollar Margin" means, for any day, the rate per annum set forth below in the row opposite such term and in the column corresponding to the Pricing Level and Usage that apply on such day:

     Pricing Level         Level I    Level II   Level III   Level IV    Level V

Facility Fee Rate          0.100%      0.125%     0.150%      0.200%      0.250%

Euro-Dollar Margin
Usage * 50%                0.250%      0.375%     0.475%      0.675%      1.000%
Usage ** 50%               0.350%      0.500%     0.600%      0.800%      1.125%

*   Less Than
**  More Than or Equal To

     For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:

     "Level I Pricing" applies on any day on which the Borrower's long-term debt is rated A- or higher by S&P or A3 or higher by Moody's.

     "Level II Pricing" applies on any day on which (i) the Borrower's long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody's and (ii) Level I Pricing does not apply.

     "Level III Pricing" applies on any day on which (i) the Borrower's long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's and
(ii) none of Level I Pricing and Level II Pricing applies.

     "Level IV Pricing" applies on any day on which (i) the Borrower's long-term debt is rated BBB- or higher by S&P or Baa3 or higher by Moody's and (ii) none of Level I Pricing, Level II Pricing and Level III Pricing applies.

     "Level V Pricing" applies on any day if no other Pricing Level applies on such day.

     "Pricing Level" refers to the determination of which of Level I, Level II, Level III, Level IV or Level V Pricing applies on any day.

     The "Usage" applicable to any date is the percentage equivalent of a fraction the numerator of which is the Total Outstanding Amount at such date and the denominator of which is the aggregate amount of the Commitments at such date. If for any reason any Total Outstanding Amount remains following the termination of the Commitments, Usage will be deemed to be more than 50%.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day.

     In the case of split ratings from S&P and Moody's, the rating to be used to determine the applicable Pricing Level is the higher of the two (e.g., A-/Baa1 results in Level I Pricing); provided that if the split is more than one full rating category, the intermediate (or higher of the two intermediate ratings) will be used (e.g., A-/Baa2 results in Level II Pricing, as does A-/Baa3).

                                                                       EXHIBIT A

                                      NOTE

                                                New York, New York
                                                ___________ __, ____


     For value received, USX CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, at 60 Wall Street, New York, New York.

     The date, amount and maturity of each Loan made by the Lender and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make (or any error in making) any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Five-Year Credit Agreement dated as of November 30, 2000 among USX Corporation, the Lenders party thereto, Bank of America, N.A., as Syndication Agent, Citibank, N.A., The Bank of Nova Scotia and Commerzbank AG, as Documentation Agents and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                         USX CORPORATION

                                         By: __________________________________
                                              Name:
                                              Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
                                          Amount of
                     Amount of            Principal
    Date               Loan                Repaid            Notation Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT B

                       FORM OF MONEY MARKET QUOTE REQUEST

                                                [Date]


To:   Morgan Guaranty Trust Company of New York
      (the "Administrative Agent")

From: USX Corporation (the "Borrower")

Re: Five-Year Credit Agreement (the "Credit Agreement") dated as of November 30, 2000 among the Borrower, the Lenders party thereto and the Agents party thereto.

      We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing: __________________




                Principal Amount/1/                   Interest Period/2/

$


      Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]





________________________
        /1/  Amount must be $50,000,000 or a larger multiple of $10,000,000.

        /2/ Not less than one month (LIBOR Auction) or not less than 30 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

     Terms used herein have the meanings assigned to them in the Credit
Agreement.



                                        USX Corporation


                                        By: ____________________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT C


                   FORM OF INVITATION FOR MONEY MARKET QUOTES

To:  [Name of Lender]

Re:  Invitation for Money Market Quotes to USX Corporation (the
     "Borrower")


     Pursuant to Section 2.03 of the Five-Year Credit Agreement dated as of November 30, 2000 among the Borrower, the Lenders party thereto and the Agents party thereto, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:  __________________



          Principal Amount                           Interest Period
$



     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

     Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

                                      Morgan Guaranty Trust Company of New
                                         York, as Administrative Agent


                                      By: _____________________________________
                                           Authorized Officer

                                                                       EXHIBIT D


                           FORM OF MONEY MARKET QUOTE

To:   Morgan Guaranty Trust Company of New York, as Administrative Agent

Re:   Money Market Quote to USX Corporation (the "Borrower")

      In response to your invitation on behalf of the Borrower dated _____________, ____, we hereby make the following Money Market Quote on the following terms:

1.    Quoting Lender: ________________________________

2.    Person to contact at Quoting Lender:

      ________________________________

3.    Date of Borrowing: ____________________/1/

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

    Principal                              Money Market
    Amount/2/      Interest Period/3/      [Margin]/4/      [Absolute Rate]/5/

 $

 $

_________________________
      /1/ As specified in the related Invitation.

      /2/ Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Each bid must be made for $5,000,000 or a larger multiple of $1,000,000.

      /3/ Not less than one month or not less than 30 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

      /4/ Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

      /5/ Specify rate of interest per annum (to the nearest 1/10,000 of 1%).

[provided that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Five-Year Credit Agreement dated as of November 30, 2000 among the Borrower, the Lenders party thereto and the Agents party thereto, irrevocably obligate(s) us to make the Money Market Loan(s) for which such offer(s) are accepted, in whole or in part.

                                        Very truly yours,

                                        [NAME OF LENDER]


                                        By: ____________________________________
                                             Authorized Officer

                                                                       EXHIBIT E

                       OPINION OF COUNSEL FOR THE BORROWER

                                                [Effective Date]

To the Banks and the Agents
     Referred to Below
c/o Morgan Guaranty Trust Company of New York, as Administrative Agent
     60 Wall Street
     New York, New York 10260-0060

Dear Sirs:

     I am the General Counsel of USX Corporation, a Delaware corporation (the "Borrower"). This opinion is being delivered pursuant to Section 3.01(c) of the $1,353,750,000 Five-Year Credit Agreement dated as of November 30, 2000 among the Borrower, the Lenders party thereto as listed on the signature pages thereof, Bank of America, N.A. as Syndication Agent, Citibank, N.A., The Bank of Nova Scotia and Commerzbank AG, as Documentation Agents, and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Agreement"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Agreement.

     I have examined, or caused to be examined, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to conduct its business as now conducted.

     2. The execution, delivery and performance by the Borrower of the Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Restated Certificate of Incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Mortgage on any asset of the Borrower or any Subsidiary.

     3. The Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms.

     4. Except as set forth in the Borrower's 1999 Form 10-K and subsequent quarterly reports on Form 10-Q filed by the Borrower with the SEC, there is no action, suit, arbitration or other proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, arbitrator or arbitral body, pending against the Borrower or of which the Borrower has otherwise received official notice or which to my knowledge is threatened against the Borrower, wherein there is a reasonable possibility of an unfavorable decision, ruling or finding which would materially adversely affect the Borrower's ability to perform its obligations under the Agreement and the Notes. Since the dates of the respective descriptions of proceedings contained in the reports identified in the immediately preceding sentence there has been no change in the status of such proceedings that would materially adversely affect the Borrower's ability to perform its obligations under the Agreement and the Notes.

     The opinion set forth in paragraph 3 hereof is qualified by the effect of:
(i) bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally, (ii) general principles of equity, and (iii) applicable rules of law which: (A) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (B) limit the availability of a remedy under certain circumstances where another remedy has been elected, (C) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, and (D) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange.

     The foregoing opinion is limited to the laws of the Commonwealth of Pennsylvania, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware. As the Agreement and the Notes are by their terms governed by the laws of the State of New York, the foregoing opinion should be understood to conclude that (i) a Pennsylvania court or a Federal court sitting in Pennsylvania would give effect to the choice of New York law to govern the Agreement and the Notes and (ii) under the internal laws of the Commonwealth of Pennsylvania the Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower.

                                        Very truly yours,

                                                                       EXHIBIT F


                        OPINION OF DAVIS POLK & WARDWELL,
                  SPECIAL COUNSEL FOR THE ADMINISTRATIVE AGENT


                                                        [Effective Date]

To the Lenders and Agents
Referred to Below
c/o   Morgan Guaranty Trust Company of New York,
as Administrative Agent
60 Wall Street
New York, New York 10260-0060

Dear Sirs:

     We have participated in the preparation of the Five-Year Credit Agreement dated as of November 30, 2000 (the "Credit Agreement") among USX Corporation, a Delaware corporation (the "Borrower"), the Lenders party thereto, Bank of America, N.A., as Syndication Agent, Citibank, N.A., The Bank of Nova Scotia and Commerzbank AG, as Documentation Agents and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Administrative Agent"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

     2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note issued thereunder today constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                                                Very truly yours,

                                                                       EXHIBIT G


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


      AGREEMENT dated as of ________ __, ____ among [NAME OF ASSIGNOR] (the "Assignor") and [NAME OF ASSIGNEE] (the "Assignee").

     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Five-Year Credit Agreement dated as of November 30, 2000 (as amended from time to time, the "Credit Agreement") among the USX Corporation, the Lenders party thereto, Bank of America, N.A., as Syndication Agent, Citibank, N.A., The Bank of Nova Scotia and Commerzbank AG, as Documentation Agents and Morgan Guaranty Trust Company of New York, as Administrative Agent;

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $____________;

     WHEREAS, [Committed] Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of each of its outstanding [Committed] Loans, and the Assignee proposes to accept such assignment and assume the corresponding obligations of the Assignor under the Credit Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     Section 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

     Section 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount and a corresponding portion of each of its outstanding [Committed] Loans, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount. Upon the execution and delivery hereof by the Assignor and the Assignee [and the execution of the consent attached hereto by the Borrower and the Administrative Agent]/1/ and the payment of the amounts specified in Section 3 required to be paid on the date hereof, (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount and acquire the rights of the Assignor with respect to a corresponding portion of each of its outstanding [Committed] Loans and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by the Assigned Amount, and the Assignor shall be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     Section 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.2 Fees accrued before the date hereof with respect to amounts assigned to the Assignee hereunder are for the account of the Assignor and such fees accruing on and after the date hereof with respect to such amounts are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and promptly pay the same to such other party.

     [Section 4. Consent of the Borrower, the Administrative Agent and each Issuing Bank. This Agreement is conditioned upon the consent of the Borrower, the Administrative Agent and each Issuing Bank pursuant to Section 9.06(b) of the Credit Agreement./3/]

     [Section 5. Note. The Borrower has agreed to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]/4/

     Section 6. No Reliance on Assignor. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned hereby and that such interest is free and clear of any other adverse claim created by it. The Assignor makes no representation or warranty (other than that

____________________________
     /1/ Delete if consent is not required.

     /2/ Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically of by formula rather than as a fixed sum.

     /3/ Delete if consent is not required.

     /4/ Delete if execution and delivery of a Note is not required.

mentioned immediately above) in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the validity and enforceability of the Borrower's obligations under the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

     Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Section 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                           [NAME OF ASSIGNOR]


                                           By: _________________________________
                                                Name:
                                                Title:

                                           [NAME OF ASSIGNEE]


                                           By: _________________________________
                                                Name:
                                                Title:

     The undersigned consent to the foregoing assignment.

                                           USX Corporation


                                           By: _________________________________
                                                Name:
                                                Title:

                                           Morgan Guaranty Trust Company of New
                                                York, as Administrative Agent


                                           By: _________________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT H

                              DESIGNATION AGREEMENT

                     dated as of ________________ __, _____



     Reference is made to the Five-Year Credit Agreement dated as of November 30, 2000 (as amended from time to time, the "Credit Agreement") among USX Corporation, a Delaware corporation (the "Borrower"), the Lenders party thereto, Bank of America, N.A., as Syndication Agent, Citibank, N.A., The Bank of Nova Scotia and Commerzbank AG, as Documentation Agents and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     _________________ (the "Designator") and ________________ (the "Designee")
agree as follows:

     1. The Designator designates the Designee as its Designated Lender under the Credit Agreement and the Designee accepts such designation.

     2. The Designator makes no representations or warranties and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Designee (i) confirms that it is an Approved Fund; (ii) appoints and authorizes the Designator as its administrative agent and attorney-in-fact and grants the Designator an irrevocable power of attorney to receive payments made for the benefit of the Designee under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that the Designee is obligated to deliver or has the right to receive thereunder; (iii) acknowledges that the Designator retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment or waiver of any provision of the Credit Agreement; and (iv) agrees that the Designee shall be bound by all such votes, approvals, amendments and waivers and all other agreements of the Designator pursuant to or in connection with the Credit Agreement, all subject to Section 9.05(b) of the Credit Agreement.

     4. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Article 4 or delivered pursuant to Article 4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement and (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designator or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement.

     5. Following the execution of this Designation Agreement by the Designator and the Designee and the consent hereto by the Borrower, it will be delivered to the Administrative Agent for its consent. This Designation Agreement shall become effective when the Administrative Agent consents hereto or on any later date specified on the signature page hereof.

     6. Upon the effectiveness hereof, the Designee shall have the right to make Loans or portions thereof as a Lender pursuant to Section 2.01 or 2.03 of the Credit Agreement and the rights of a Lender related thereto. The making of any such Loans or portions thereof by the Designee shall satisfy the obligations of the Designator under the Credit Agreement to the same extent, and as if, such Loans or portions thereof were made by the Designator.

     7. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date:______ __, ____

                                           [NAME OF DESIGNATOR]


                                           By: _________________________________
                                                Name:
                                                Title:

                                           [NAME OF DESIGNEE]


                                           By: _________________________________
                                                Name:
                                                Title:

     The undersigned consent to the foregoing designation.

                                           USX Corporation


                                           By: _________________________________
                                                Name:
                                                Title:

                                           Morgan Guaranty Trust Company of New
                                                York, as Administrative Agent


                                           By: _________________________________
                                                Name:
                                                Title:

                                      H-3